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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated February 11, 2000, with respect to the consolidated financial statements of OSCA, Inc., and (b) dated March 3, 2000, with respect to the pro forma adjustments to the consolidated financial statements of OSCA, Inc., in the Registration Statement (Form S-1) and related Prospectus of OSCA, Inc. for the registration of shares of Class A common stock.

                                          /s/ Ernst & Young LLP

Indianapolis, Indiana
March 7, 2000